Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Current Report on Form 8/A filed by New Terran Orbital (as defined below) with the Securities and Exchange Commission (the “SEC”) to which this Unaudited Pro Forma Combined Financial Information is attached (the “Amendment”) that amends the Current Report on Form 8-K filed by Terran Orbital with the SEC on March 28, 2022 (the “Original Form 8-K”) or, if such terms are not defined in the Amendment or the Original Form 8-K, then such terms shall have the meanings ascribed to them in the final prospectus and definitive proxy statement, dated February 14, 2022 filed with the SEC by Tailwind Two (as defined below) (the “Proxy Statement/Prospectus”).

Introduction

On October 28, 2021, the Terran Orbital Corporation (the “Company” or “Terran Orbital”) entered into a merger agreement (together with subsequent amendments, the “Merger Agreement”) with Tailwind Two Acquisition Corp. (“Tailwind Two”), a publicly listed special purpose acquisition company. On March 25, 2022, the Company completed the merger with Tailwind Two (the “Tailwind Two Merger”), which resulted in the Company becoming a wholly-owned subsidiary of Tailwind Two. In connection with the Tailwind Two Merger, Tailwind Two was renamed Terran Orbital Corporation (“New Terran Orbital”) and the Company was renamed Terran Orbital Operating Corporation. As a result of the Tailwind Two Merger, all of the Company’s issued and outstanding common stock was converted into shares of New Terran Orbital’s common stock using an exchange ratio of 27.585 shares of New Terran Orbital common stock per each share of the Company’s common stock. In addition, the Company’s convertible preferred stock and certain warrants were exercised and converted into shares of the Company’s common stock immediately prior to the Tailwind Two Merger, and in turn, were converted into shares of New Terran Orbital’s common stock as a result of the Tailwind Two Merger.

In connection with the Tailwind Two Merger, approximately $29 million of cash and marketable securities held in trust, net of redemptions by Tailwind Two’s public shareholders, became available for use by New Terran Orbital as well as approximately $51 million of cash that was raised by Tailwind Two through a contemporaneous sale of common stock in connection with the closing of a PIPE investment (the “PIPE Investment”). In addition, the Company received additional proceeds from the issuance of debt contemporaneously with the Tailwind Two Merger. The cash available for use by New Terran Orbital will be used for general corporate purposes as well as to pay for transaction costs incurred by both the Company and Tailwind Two, deferred underwriting fees related to Tailwind Two’s initial public offering, portions of the Company’s outstanding debt and other costs directly or indirectly attributable to the Tailwind Two Merger. For additional information regarding the Tailwind Two Merger and related transactions, including the shares of New Terran Orbital common stock issued at closing, reference is made to the “Introductory Note” in the Amendment.

The Company is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Tailwind Two Merger. The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma combined balance sheet as of December 31, 2021 combines the audited consolidated balance sheet of Terran Orbital as of December 31, 2021 with the audited consolidated balance sheet of Tailwind Two as of December 31, 2021, giving effect to the Tailwind Two Merger.

The unaudited pro forma combined statement of operations for the year ended December 31, 2021 combines the audited consolidated statement of operations of Terran Orbital for the year ended December 31, 2021 with the audited consolidated statement of operations of Tailwind Two for the year ended December 31, 2021, giving effect to the Tailwind Two Merger as if it had been consummated on January 1, 2021.

The unaudited pro forma combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•	The historical audited consolidated financial statements of Terran Orbital as of and for the year ended December 31, 2021 attached as Exhibit 99.1 to the Amendment; and

•

The historical audited consolidated financial statements of Tailwind Two as of and for the year ended December 31, 2021 included in Tailwind Two’s Annual Report on Form 10-K filed with the SEC on March 21, 2022 and incorporated by reference.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Tailwind Two Merger, which is discussed in further detail below. The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to represent New Terran Orbital’s consolidated results of operations or consolidated financial position that would actually have occurred had the Tailwind Two Merger been consummated on the dates assumed or to project New Terran Orbital’s consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma combined financial information should also be read together with “Terran Orbital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” attached to the Amendment as Exhibit 99.3, “Tailwind Two’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Tailwind Two’s Annual Report on Form 10-K filed with the SEC on March 21, 2022 and incorporated by reference and other financial information included elsewhere in the Proxy Statement/Prospectus and incorporated by reference into the Amendment to which this unaudited pro forma combined financial information is attached as Exhibit 99.2.

Accounting for the Tailwind Two Merger

While the Company became a wholly-owned subsidiary of New Terran Orbital, the Company is deemed to be the acquirer in the Tailwind Two Merger for accounting purposes. Accordingly, the Tailwind Two Merger will be accounted for as a reverse recapitalization, in which case the net assets of Tailwind Two will be stated at historical cost and no goodwill or other intangible assets will be recorded in connection with the Tailwind Two Merger. The treatment of the Tailwind Two Merger as a reverse recapitalization is based upon the pre-merger shareholders of the Company holding the majority of the voting interests of New Terran Orbital, the Company’s existing management team serving as the initial management team of New Terran Orbital, the Company’s appointment of the majority of the initial board of directors of New Terran Orbital, and the Company’s operations comprising the ongoing operations of New Terran Orbital.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the transaction accounting required for the Tailwind Two Merger. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of New Terran Orbital subsequent to the Tailwind Two Merger.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Terran Orbital and Tailwind Two have not had any historical relationship prior to the Tailwind Two Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Accounting Policies

Upon consummation of the Tailwind Two Merger, management will continue to perform a comprehensive review of Terran Orbital’s and Tailwind Two’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Terran Orbital. Based on the preliminary results of this analysis, management did not identify any differences that would have a material impact on the unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2021

(in thousands)

	Terran Orbital Historical	Tailwind Two Historical	Pro Forma Adjustments		New Terran Orbital Pro Forma Combined
Assets
Cash and cash equivalents	$27,325	$1,553	$345,090	(A)	$102,846
			(315,657)	(B)
			50,804	(C)
			(45,957)	(D)
			(4,480)	(K)
			(29,620)	(L)
			78,557	(M)
			(4,769)	(O)
Accounts receivable, net	3,723	—	—		3,723
Contract assets	2,757	—	—		2,757
Inventory	7,783	—	—		7,783
Prepaid expenses and other current assets	57,639	467	(6,085)	(D)	5,389
			(46,532)	(M)

Total current assets	99,227	2,020	21,251		122,498
Property, plant and equipment, net	35,530	—	—		35,530
Other assets	639	—	(0)		639
Investments held in trust account	—	345,090	(345,090)	(A)	—

Total assets	$135,396	$347,110	$(323,889)		$158,677

Liabilities, mezzanine equity, and shareholders’ deficit
Accounts payable	$9,366	$—	$(3,385)	(D)	$5,981
Current portion of long-term debt	14	—	—		14
Contract liabilities	17,558	—	—		17,558
Reserve for anticipated losses on contracts	886	—	—		886
Accrued offering costs	—	12	—		12
Accrued expenses and other current liabilities	76,136	2,146	(512)	(D)	36,933
			(6,666)	(K)
			(3,395)	(J)
			(6,666)	(L)
			(24,110)	(M)

Total current liabilities	103,960	2,158	(44,734)		61,384
Deferred underwriting fee payable	—	12,075	(12,075)	(D)	—
Warrant liabilities	5,631	16,405	(5,631)	(J)	16,405
Long-term debt	115,134	—	(6,880)	(K)	89,699
			(31,342)	(L)
			17,222	(M)
			(4,435)	(O)
Other liabilities	2,028	—	12,980	(C)	14,814
			(71)	(K)
			(55)	(L)
			(68)	(O)

Total liabilities	226,753	30,638	(75,089)		182,302

Commitments and contingencies

Mezzanine equity:
Class A ordinary shares subject to possible redemption (P)	—	345,000	(345,000)	(B)	—
Redeemable convertible preferred stock (P)	8,000	—	(8,000)	(G)	—

Shareholders’ deficit:
Common stock (P)	—	—	1	(C)	13
			8	(E)
			1	(F)
			1	(G)
			2	(I)
Class B ordinary shares (P)	—	1	(1)	(F)	—
Additional paid-in capital	97,745	—	29,343	(B)	241,683
			37,823	(C)
			(21,736)	(D)
			(8)	(E)
			7,999	(G)
			15,196	(H)
			(2)	(I)
			6,949	(J)
			36,049	(K)
			9,745	(L)
			51,109	(M)
			(28,529)	(N)
Accumulated deficit	(197,066)	(28,529)	(14,334)	(D)	(265,295)
			(15,196)	(H)
			2,077	(J)
			(26,912)	(K)
			(1,302)	(L)
			(12,296)	(M)
			28,529	(N)
			(266)	(O)
Accumulated other comprehensive loss	(36)	—	—		(36)

Total shareholders’ deficit	(99,357)	(28,528)	104,250		(23,635)

Total liabilities, mezzanine equity and shareholders’ deficit	$135,396	$347,110	$(323,839)		$158,667

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except share and per share data)

	Terran Orbital Historical	Tailwind Two Historical	Pro Forma Adjustments		New Terran Orbital Pro Forma Combined
Revenue	$40,906	$—	$—		$40,906
Cost of sales	33,912	—	—		33,912

Gross profit	6,994	—	—		6,994
Selling, general and administrative expenses	43,703	4,400	15,196	(AA)	121,678
			14,253	(BB)
			44,126	(CC)

Loss from operations	(36,709)	(4,400)	(73,575)		(114,684)
Interest expense, net	7,965	—	22,589	(DD)	34,615
			(194)	(II)
			4,255	(JJ)
Loss on extinguishment of debt	96,024	—	23,904	(FF)	118,540
			(1,722)	(GG)
			334	(HH)
Change in fair value of warrant and derivative liabilities	(1,716)	(2,509)	(2,077)	(KK)	12,593
			441	(MM)
			18,454	(NN)
Transaction costs allocable to warrants	—	649	—		649
Interest earned on investments held in trust account	—	(90)	90	(EE)	—
Other (income) expense	(38)	—	14,334	(LL)	14,296

Loss before income taxes	(138,944)	(2,450)	(153,983)		(295,377)
Provision for income taxes	38	—			38

Net loss	$(138,982)	$(2,450)	$(153,983)		$(295,415)

Weighted average shares outstanding - Class A redeemable common stock		28,167,123
Basic and diluted loss per share - Class A redeemable common stock		$(0.07)

Weighted average shares outstanding - Class B common stock		8,418,493
Basic and diluted loss per share - Class B common stock		$(0.07)

Weighted-average shares outstanding - basic and diluted	2,780,993				137,295,455	(OO)
Net loss per share - basic and diluted	$(49.98)				$(2.15)	(OO)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Tailwind Two Merger had been consummated on December 31, 2021 in the case of the unaudited pro forma combined balance sheet, and as if the Tailwind Two Merger had been consummated on January 1, 2021 in the case of the unaudited pro forma combined statement of operations.

The unaudited pro forma combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The Tailwind Two Merger is being accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of New Terran Orbital will represent a continuation of the financial statements of Terran Orbital with the acquisition being treated as the equivalent of Terran Orbital issuing stock for the net assets of Tailwind Two, accompanied by a recapitalization. The net assets of Tailwind Two have been stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Tailwind Two Merger and related transactions.

The unaudited pro forma combined financial information does not give effect to any income tax benefit associated with the pro forma adjustments as such pro forma adjustments result in the generation of additional net operating losses offset by a full valuation allowance recorded on such net operating losses as it is more-likely-than-not that the net operating losses will not be utilized.

The pro forma adjustments reflecting the completion of the Tailwind Two Merger and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Tailwind Two Merger and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Tailwind Two Merger and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Terran Orbital. They should be read in conjunction with the historical financial statements and notes thereto of Terran Orbital and Tailwind Two.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Tailwind Two Merger are reflected in the unaudited pro forma combined balance sheet as a direct reduction to New Terran Orbital’s additional paid-in capital and are assumed to be cash settled. One-time non-recurring charges anticipated to be recorded prior to, or concurrent with, the Tailwind Two Merger are reflected in the unaudited pro forma combined balance sheet as an increase to New Terran Orbital’s accumulated deficit and are included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021.

2. Adjustments and Assumptions to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2021

The adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2021 are as follows:

(A)	Represents the reclassification of cash held in trust account that becomes available in conjunction with the Tailwind Two Merger, assuming no redemption.

(B)

Represents the redemption of 31.6 million shares of Tailwind Two Class A Ordinary Shares as well as the reclassification of the remaining 2.9 million shares of Tailwind Two Class A Ordinary Shares that are not redeemed from mezzanine equity to 2.9 million shares of New Terran Orbital common stock as such shares are no longer redeemable by the holder.

(C)

Represents the net proceeds of $50.8 million from the PIPE Investment and the issuance of New Terran Orbital common stock to the PIPE Investors as well as the recognition of the liability associated with the quarterly fee payable to the Insider PIPE Investor. The liability associated with the Insider PIPE Investor was recognized using an allocation of proceeds approach based on relative fair value. The fair value of the liability was estimated using the discounted cash flow valuation method applied to the sixteen quarterly payments due to the Insider PIPE Investor with a discount rate based on a risk-free rate derived from constant maturity yields ranging from 0.16% for the first month to 2.36% in for the final future month plus a credit risk of 7.20% derived from an estimated credit rating of CCC and below, resulting in a discount rate ranging from 7.36% to 9.56%.

(D)

Represents the estimated incurrence and settlement of transaction costs associated with the Tailwind Two Merger. Terran Orbital’s balance sheet as of December 31, 2021 included $6.1 million deferred equity issuance costs, of which $3.9 million was unpaid. In addition, Tailwind Two’s balance sheet as of December 31, 2021 included $12.1 million of deferred underwriting fees that were originally incurred but unpaid in connection with Tailwind Two’s Initial Public Offering. Non-recurring transaction costs that were treated as an expense totaled $14.3 million, of which $9.7 million related to costs incurred by Tailwind Two and $4.6 million related to other costs not related to the issuance of debt or equity.

(E)	Represents the issuance of 78.8 million shares of New Terran Orbital common stock to the existing Terran Orbital shareholders as consideration for the reverse recapitalization.

(F)	Represents the conversion of Tailwind Two Class B Ordinary Shares into 8.1 million shares of New Terran Orbital common stock.

(G)

Represents the issuance of 10.9 million shares of New Terran Orbital common stock in connection with the conversion of Terran Orbital’s convertible preferred stock into common stock as part of the Tailwind Two Merger.

(H)

Represents the non-recurring cumulative recognition of share-based compensation expense associated with Terran Orbital restricted stock units (“RSUs”) that included a liquidity event, such as the Tailwind Two Merger, as a vesting condition. Prior to the Tailwind Two Merger, the RSUs were not probable of vesting and no share-based compensation expense was previously recognized.

(I)

Represents the issuance of 22.3 million shares of New Terran Orbital common stock in connection with the net share settlement of existing warrants previously issued by Terran Orbital as part of the Tailwind Two Merger.

(J)

Represents the issuance of 0.7 million shares of New Terran Orbital common stock in connection with the net share settlement of existing penny warrants previously issued by Terran Orbital as part of the Tailwind Two Merger. In connection with the Tailwind Two Merger, the warrants were modified to increase the number of shares the holders would receive in exchange for waiving their cash redemption rights. Additionally, includes the removal of other penny warrants issued that expired unexercised upon consummation of the Tailwind Two Merger.

(K)

Represents the extinguishment of Terran Orbital’s existing debt and issuance of new debt with Beach Point, resulting in a loss on extinguishment of debt due to the issuance of additional equity and the write-off of unamortized premium on debt and deferred issuance costs. In addition, certain liability-classified contingently issuable warrants and derivatives were remeasured at fair value and reclassified to additional paid-in capital upon issuance as part of the Tailwind Two Merger.

(L)

Represents the partial extinguishment of Terran Orbital’s existing debt with Lockheed Martin, resulting in a gain on the partial extinguishment of debt due to the write-off of unamortized premium on debt and deferred issuance costs. In addition, certain liability-classified contingently issuable warrants and derivatives were remeasured at fair value and reclassified to additional paid-in capital upon issuance as part of the Tailwind Two Merger.

(M)

Represents the issuance of the Delayed Draw Notes and the Conditional Notes as part of the Francisco Partners Facility in connection with the Tailwind Two Merger and includes the recognition of deferred issuance costs and discount on debt, inclusive of a reclassification of deferred debt commitment costs. In addition, certain liability-classified contingently issuable derivatives were remeasured at fair value and reclassified to additional paid-in capital upon issuance as part of the Tailwind Two Merger.

(N)	Represents the elimination of Tailwind Two’s historical accumulated deficit.

(O)

Represents the extinguishment of Terran Orbital’s existing debt in connection with the Tailwind Two Merger, resulting in a loss on extinguishment of debt due to the write-off of unamortized discount on debt and deferred issuance costs.

(P)

Upon consummation of the Tailwind Two Merger, the capital structure of New Terran Orbital consists of a single class of common stock and preferred stock. Authorized, issued and outstanding shares for each class of common stock and preferred stock as of December 31, 2021 and on a pro forma basis are as follows:

	As of December 31, 2021			Pro Forma Combined
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Terran Oribtal redeemable convertible preferred stock	744,130	396,870	396,870	—	—	—
Terran Orbital common stock	5,500,000	2,849,414	2,849,414	—	—	—
Tailwind Two preference shares	1,000,000	—	—	—	—	—

Tailwind Two Class A ordinary shares subject to possible redemption	500,000,000	34,500,000	34,500,000	—	—	—

Tailwind Two Class B ordinary shares	50,000,000	8,625,000	8,625,000	—	—	—
New Terran Orbital preferred stock	—	—	—	50,000,000	—	—
New Terran Orbital common stock	—	—	—	300,000,000	137,295,455	137,295,455

3. Adjustments and Assumptions to the Unaudited Pro Forma Combined Statement of Operations for the Year ended December 31, 2021

The adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 are as follows:

(AA)

Represents the non-recurring cumulative recognition of share-based compensation expense associated with Terran Orbital RSUs that included a liquidity event, such as the Tailwind Two Merger, as a vesting condition. Prior to the Tailwind Two Merger, the RSUs were not probable of vesting and no share-based compensation expense was previously recognized.

(BB)	Represents the ongoing recognition of share-based compensation expense associated with Terran Orbital RSUs discussed in (AA).

(CC)

Represents the recognition of share-based compensation expense associated with Terran Orbital RSUs granted in 2022. These share-based compensation awards will generally vest on the latest occur of: (i) the first anniversary of the consummation of the Tailwind Two Merger, (ii) the trading price of New Terran Orbital’s common stock equaling or exceeding $11.00 or $13.00, as applicable, for any 20 trading days within any consecutive 30-trading day period and (iii) such other performance vesting conditions. The derived service period for the market-based vesting conditions is estimated to be less than one year from the date of the Tailwind Two Merger based on the median weighted-average triggering event period determined using the Monte Carlo simulation model. As the derived service period is less than one year, the share-based compensation expense associated with the awards will be recognized over a one-year period beginning from the consummation of the Tailwind Two Merger. Accordingly, the recognition of the share-based compensation expense has been applied on a nonrecurring basis. There is no balance sheet adjustment associated with these awards as they were issued subsequent to the Tailwind Two Merger for pro forma purposes.

(DD)

Represents the recognition of interest expense associated with the issuance of the Delayed Draw Notes and Conditional Notes in connection with the Tailwind Two Merger, as discussed in adjustment (M). The interest expense was calculated using the 9.25% coupon rate and includes the amortization of a combined $71.8 million discount and deferred issuance costs on the new debt.

(EE)	Represents the removal of interest earned on marketable securities held in the trust account.

(FF)	Represents the non-recurring impact associated with the extinguishment of Terran Orbital’s existing debt with Beach Point in connection with the Tailwind Two Merger, as discussed in adjustment (K).

(GG)

Represents the non-recurring impact associated with the partial extinguishment of Terran Orbital’s existing debt with Lockheed Martin in connection with the Tailwind Two Merger, as discussed in adjustment (L).

(HH)	Represents the non-recurring impact associated with the extinguishment of Terran Orbital’s existing debt in connection with the Tailwind Two Merger, as discussed in adjustment (O).

(II)

Represents the non-recurring impact associated with the reduction of interest expense related to the reversal of accrued interest associated with an increasing interest rate feature related to adjustments (K), (L), and (O).

(JJ)

Represents the interest expense associated with the liability recognized in relation to the Insider PIPE Investor as discussed at adjustment (C). The interest expense was calculated as the difference between the recognized value and the face value of the liability accreted over a period of four years, which represents the term of the repayment obligation.

(KK)	Represents the non-recurring impact associated with certain warrants previously issued by Terran Orbital as part of the Tailwind Two Merger as discussed in adjustment (J).

(LL)	Represents the non-recurring impact for transaction costs incurred by Tailwind Two as well as other costs not related to the issuance of debt or equity as discussed in (D).

(MM)	Represents the removal of fair value remeasurements on Terran Orbital’s liability-classified warrants and derivatives that were settled, issued, or expired in connection with the Tailwind Two Merger.

(NN)

Represents the non-recurring impact associated with the fair value remeasurement of certain liability-classified contingently issuable warrants and derivatives that were issued as part of the Tailwind Two Merger as discussed in adjustments (K), (L), and (M).

(OO)	Represents net loss per share computed by dividing net loss by the weighted-average shares outstanding.